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                                                                   EXHIBIT 10.31
                                 PROMISSORY NOTE

PRINCIPAL $470,000.                                 ISSUE DATE: FEBRUARY 7, 2001

     1. PRINCIPAL AND INTEREST. Ampersand Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), with offices at 414 N. Orleans St., Suite 510, Chicago, Illinois, 60610 for value received, hereby promises to pay to the order of Azimuth Corporation (the "Holder"), with offices at 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, or any successor in interest, in lawful money of the United States at the address of the Holder set forth above, the principal sum of Four Hundred and Seventy Thousand and 00/100 Dollars ($470,000) 180 days from issue date or such earlier date as hereinafter provided (the "Maturity Date"), together with simple interest from the issue date above identified (the "Issue Date"), computed on the basis of actual days elapsed from such date until the Maturity Date, or such earlier payment date as described below, at the rate of 15% per annum.

     2. PREPAYMENT. The principal amount of this Note, plus any accrued interest due thereon, may be prepaid in its entirety at any time.

     3. ADDITIONAL CONSIDERATION. The Company will issue a warrant in form and substance acceptable to the Holder, within fifteen (15) days after the Issue Date, entitling the Holder to purchase 1,000,000 shares of Common Stock of the Company at an exercise price of $0.25 per share. If such warrant is not issued within such 15-day period, the principal amount of this Note plus any accrued interest thereon shall be immediately due and payable in its entirety. The Company will grant registration rights covering such shares of Common Stock, as well as the (i) 506,250 shares of Common Stock issued to the Holder in 1999,
(ii) 50,000 shares of Common Stock (subject to adjustment) issuable upon exercise of the warrant dated December 10, 1999 issued by the Company to the Holder, (iii) 50,000 shares of Common Stock (subject to adjustment) issuable upon exercise of the warrant dated December 1, 2000 issued by the Company to the Holder, (iv) 1,000,000 shares of Common Stock (subject to adjustment) issuable upon exercise of the warrant dated December 8, 2000 issued by the Company to the Holder, and (v) 500,000 shares of Common Stock (subject to adjustment) issuable upon conversion of the $500,000 principal amount promissory note dated September 22, 2000 issued by the Company to the Holder, in each case, within thirty (30) days after the Issue Date. Such registration rights will be in form and substance acceptable to the Holder. If such rights are not granted within such 30-day period, the principal amount of this Note plus any accrued interest thereon shall be immediately due and payable in its entirety.

     4. DEFAULT PENALTY PROVISIONS. If the Company fails to pay the principal of this Note and accrued interest due thereon on the Maturity Date, interest shall continue to accrue as computed above at an adjusted rate of 18% per annum from the Maturity Date until the date this Note and such accrued interest is paid in full.

     5. RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities into which the aforementioned warrant is exercisable into the same or a different number of securities of any class or classes of securities of the Company, or exchange any such securities in a merger or acquisition for securities or property of another company, the Holder shall be entitled to the same rights in such new securities or property as the Holder would have been entitled to if immediately prior to such change the Holder had acquired shares of Common Stock into which such warrant is exercisable.

     6. USE OF PROCEEDS. The proceeds of this Note shall be used, together with $30,000 previously advanced by Holder to the Company, to fund a loan totaling $500,000 to AccuMed International, Inc., required in accordance with the terms of a definitive agreement of the Company to acquire 100% of AccuMed. The Company shall apply $800,000 of the proceeds of any debt or equity financing consummated after the date hereof to prepay the principal amount and accrued interest due on such indebtedness of the Company held by the Holder (including this Note) as shall be selected at the time by the Holder.

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     7. GOVERNING LAW. The Note is delivered in and shall be construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws provisions thereof.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.


AMPERSAND MEDICAL CORPORATION


BY:________________________________

NAME:  LEONARD R. PRANGE
TITLE: PRESIDENT, COO/CFO